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                                                                    EXHIBIT 99.5

                          NOTICE OF GUARANTEED DELIVERY

         This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the Prospectus, dated _______________, 2001 (the "Prospectus"), of Family Steak Houses of Florida, Inc., a Florida corporation if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)") to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Time, on ______________, 2001 (the "Expiration Date"). The Notice of Guaranteed Delivery must be sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Guaranteed Delivery Procedures" in the Prospectus. Payment of the Subscription Price of $_________ per share for each share of Common Stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) Nasdaq National Market trading days after the date hereof.

         The address and facsimile numbers for delivery to the Subscription Agent are as follows:

By Mail (Registered Mail is  By Facsimile Transmission:  By Hand or Overnight
recommended):                (904) 249-1466              Delivery:

Family Steak Houses of                                   Family Steak Houses of
  Florida, Inc.                                            Florida, Inc.
2113 Florida Boulevard                                   2113 Florida Boulevard
Neptune Beach, FL 32266                                  Neptune Beach, FL 32266

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

         The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Subscription Rights issued by Family Steak Houses of Florida, Inc. and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one share of Common Stock per Subscription Right with

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respect to each of the number of Subscription Rights represented by such
Subscription Certificate and shares set forth below pursuant to the Over-Subscription Privilege described in the Prospectus:

No. of Subscription Rights exercised pursuant to Basic
Subscription Privilege (shares subscribed for):                ___________

plus

No. of Shares subscribed for pursuant to Over-
Subscription Privilege:                                        ___________

TOTAL:                                                         ___________

x                                                             $___________

TOTAL PAYMENT DUE:                                            $___________

         The undersigned understands that payment of the Subscription Price of $ per share for each share of Common Stock subscribed pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

[ ] is being delivered to the Subscription Agent herewith; or

[ ] has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

[ ] uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

[ ] certified check

[ ] bank draft (cashier's check)

[ ] postal, telegraphic or express money order

[ ] wire transfer of immediately available funds

If by certified check, bank draft or express money order, please provide the following information:

Name of maker:
              ------------------------------------------------------------------

Date of check, draft or money order:
                                    --------------------------------------------


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Bank on which check is drawn or issuer of money order:
                                                      --------------------------

Signature(s):
             -------------------------------------------------------------------

Name(s):
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please type or print)

Area Code and Tel. No(s):
                         -------------------------------------------------------

Rights Certificate No(s) (if available):
                                        ----------------------------------------

                              GUARANTEE OF DELIVERY

        (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17A-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three Nasdaq National Market trading days after the date hereof, the undersigned will deliver to the Subscription Agent the Subscription Certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm:
             -------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

Zip Code:
         -----------------------------------------------------------------------

Area Code and Telephone Number:
                               -------------------------------------------------

Authorized Signature:
                     -----------------------------------------------------------

Title:
      --------------------------------------------------------------------------

Name:
     ---------------------------------------------------------------------------
     (Please Type or Print)


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         The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

              DO NOT SEND SUBSCRIPTION CERTIFICATES WITH THIS FORM


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